EXHIBIT 2.2

                               SECRETARY OF STATE
                                     (seal)
                                 STATE OF NEVADA


                                CORPORATE CHARTER



I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that PROPALMS, INC., did on December 8, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                            IN WITNESS WHEREOF, I have hereunto
                                            set my Hand and affixed the Great
                                            Seal of State, at my office on
                                            December 8, 2006.

(Seal)
                                            /s/  Dean Heller
                                            -----------------------------------
                                                 DEAN HELLER
                                                 Secretary of State